UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2008

MOTHERS WORK, INC.

(Exact name of Registrant as specified in Charter)

Delaware (State or Other Jurisdiction	0-21196 Commission File number	13-3045573 (I.R.S. Employer Identification Number)
of Incorporation or Organization)

456 North 5th Street

Philadelphia, PA 19123

(Address of Principal Executive
Offices)

(215) 873-2200

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02                                                Results of Operations and Financial Condition.

On July 1, 2008 Mothers Work, Inc. (the “Company”) issued a press release announcing a strategic restructuring and streamlining of its merchandise brands and store nameplates and the implementation of cost reduction initiatives to improve the long-term profitability of its business.  In the press release the Company reaffirmed its previously released earnings guidance for both the third quarter ended June 30, 2008 and for the full fiscal year ending September 30, 2008, commented on certain prepayments of the Company’s term loan debt, and reported that the Company had no outstanding borrowings under its credit facility at June 30, 2008.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The disclosure in this Current Report, including in the Exhibit attached hereto, of any financial information shall not constitute an admission that such information is material.

Item 2.05                                                Costs Associated With Exit or Disposal Activities.

On July 1, 2008 the Company issued a press release announcing a strategic restructuring and streamlining of its merchandise brands and store nameplates and the implementation of cost reduction initiatives to improve the long-term profitability of its business.

In connection with this strategic restructuring and streamlining of its merchandise brands and store nameplates, as well as from the Company’s initiatives to reduce overall SKU counts and to improve business profitability through a general reduction of its cost structure, management of the Company also committed to a headcount reduction at its corporate headquarters facility on July 1, 2008.

As described in the press release in detail, the Company took these actions to simplify the Company’s business model, reduce overhead costs, and streamline the Company’s merchandise assortments to drive the best possible results both during this current difficult economic period and for the long term.  The Company expects to realize approximately $5 million of annualized expense savings from these actions, before expenses associated with these actions.  These savings primarily consist of reductions in employee payroll and benefits expenses which will begin to be realized in the fourth quarter of fiscal 2008.

The Company expects to incur pre-tax expense of approximately $0.9 million from its restructuring and headcount reduction actions, consisting of approximately $0.5 million for cash severance expense and severance-related benefits, and approximately $0.4 million of non-cash expense for accelerated depreciation expense resulting from planned store signage changes.  The expected timing of the incurrence of this pre-tax expense is as follows:

(1)   In the fourth quarter of fiscal 2008 the Company expects to record approximately $0.7 million of pre-tax expense, consisting of approximately $0.5 million for cash severance expense and severance-related benefits, and approximately $0.2 million of non-cash expense for accelerated depreciation expense resulting from planned store signage changes.

(2)   In the first quarter of fiscal 2009 the Company expects to record approximately $0.2 million of pre-tax expense resulting from accelerated depreciation expense from planned store signage changes.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The disclosure in this Current Report, including in the Exhibit attached hereto, of any financial information shall not constitute an admission that such information is material.

Item 9.01                                             Financial Statements and Exhibits

The following exhibit is furnished with this Form 8-K:

Exhibit No.	Description
99.1	Press release of Mothers Work, Inc. issued July 1, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: July 2, 2008	MOTHERS WORK, INC.

By:	/s/ Edward M. Krell
Edward M. Krell
Chief Operating Officer & Chief Financial Officer